CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated January 25, 2011 on Dreyfus Short-Intermediate Government Fund for the fiscal year ended November 30, 2010 which is incorporated by reference in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A No. 33-9634 and 811-4888) of Dreyfus Short-Intermediate Government Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 25, 2011